Exhibit 10.1

WESTELL TECHNOLOGIES, INC.
AMENDMENT NO. 1 TO NON-QUALIFIED STOCK OPTION

THIS STOCK OPTION AMENDMENT is made by and between WESTELL
TECHNOLOGIES, INC. (the "Company") and ______________________________ (the
"Employee") as of the _________ day of _____________________, 20___.

WHEREAS, the Company previously granted Employee a stock option dated
________________________, __________ (the "Option") pursuant to the Company's
2004 Stock Incentive Plan (the "Plan"); and

WHEREAS, the Company and Employee wish to amend the Option to provide for accelerated vesting of the Option in the event of a triggering event following a change in control of the Company.

NOW THEREFORE, for good and valuable consideration which is hereby acknowledged by the Company and the Employee, the parties hereto agree as follows:

1.	A new paragraph 6 is added to the Option agreement to read as follows:

6.         Change in Control.

(a)Notwithstanding the provisions of paragraph 2, in the event of a
Triggering Event or a termination of Employee's employment by the Company or one of its subsidiaries without Cause no more than three months prior to and in anticipation of a
Change in Control, the Employee will become immediately fully vested in the option.

(b)For purposes of this Agreement, "Change in Control", "Triggering Event"
and "Cause" have the following meaning:

(i)A “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:
(1)the consummation of the purchase by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities
Exchange Act of 1934, as amended, except the Voting Trust (together with its affiliates)
formed pursuant to the Voting Trust Agreement dated February 23, 1994, as amended, among Robert C. Penny III and Melvin J. Simon, as co-trustees, and certain members of the Penny family and the Simon family, of ownership of shares representing more than
50% of the combined voting power of the Company’s voting securities entitled to vote generally (determined after giving effect to the purchase);

(2)     a reorganization, merger or consolidation of the Company,
in each case, with respect to which persons who were shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own 50% or more of the combined voting power entitled to vote generally of the Company or the surviving or resulting entity (as the case may be);

(3)a sale of all or substantially all of the Company’s assets, except that a Change in Control shall not exist under this clause (C) if the Company or persons who were shareholders of the Company immediately prior to such sale continue to collectively own 50% or more of the combined voting power entitled to vote generally of the acquirer; or
(4)any other transaction the Administrator, in its sole
discretion, specifies in writing.

(ii)A "Triggering Event" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(1)the Employee resigns from and terminates his employment
with the Company for Good Reason following a Change in Control by notifying the
Company or its successor within ninety (90) days after the initial occurrence of the event constituting Good Reason specifying in reasonable detail the basis for the Good Reason.

(2)the Company or its successor terminates the Employee’s
employment with the Company without Cause within two years of the date on which a
Change in Control occurred.

(iii)"Good Reason" means that concurrent with or within twelve months following a Change in Control, the Employee's base salary is reduced or the
Employee’s total compensation and benefits package is materially reduced without the
Employee's written approval, or the Employee's primary duties and responsibilities prior to the Change in Control are materially reduced or modified in such a way as to be qualitatively beneath the duties and responsibilities befitting of a person holding a similar position with a company of comparable size in the Company’s business in the United
States, without the Employee's written approval (other than may arise as a result of the
Company ceasing to be a reporting company under the Exchange Act or ceasing to be listed on NASDAQ), or the Employee is required, without his consent, to relocate his principal office to a location, or commence principally working out of another office located, more than 30 miles from the Company’s office which represented the
Employee’s principal work location.

(iv)“Cause” means (A) the failure by the Employee to comply with a particular directive or request from the Board of the Company regarding a matter material to the Company, and the failure thereafter by the Employee to reasonably address and remedy such noncompliance within thirty (30) days (or such shorter period as shall be reasonable or necessary under the circumstances) following the Employee’s receipt of written notice from the Board confirming the Employee’s noncompliance; (B) the taking of an action by the Employee regarding a matter material to the Company, which action the Employee knew at the time the action was taken to be specifically contrary to a particular directive or request from the Board, (C) the failure by the Employee to comply with the written policies of the Company regarding a matter material to the Company, including expenditure authority, and the failure thereafter by the Employee to reasonably address and remedy such noncompliance within thirty (30) days (or such shorter period as shall be reasonable or necessary under the circumstances) following the Employee’s receipt of written notice from the Board confirming the Employee’s noncompliance, but such opportunity to cure shall not apply if the failure is not curable; (D) the Employee’s engaging in willful, reckless or grossly negligent conduct or misconduct which, in the good faith determination of the Company’s Board, is materially injurious to the Company monetarily or otherwise; (E) the aiding or abetting a competitor or other breach by the
Employee of his fiduciary duties to the Company; (F) a material breach by the Employee of his obligations of confidentiality or nondisclosure or (if applicable) any breach of the
Employee’s obligations of noncompetition or nonsolicitation under any agreement between the Employee and the Company; (G) the use or knowing possession by the
Employee of illegal drugs on the premises of the Company; or (H) the Employee is convicted of, or pleads guilty or no contest to, a felony or a crime involving moral turpitude.

(c)Solely for purposes of the definitions of “Triggering Event”, “Good
Reason” and "Cause" under this paragraph 6 (and not for purposes of the definition of
"Change in Control" hereunder), the Company shall be deemed to include any of Westell
Technologies, Inc.'s direct and indirect subsidiary companies and the term Board shall be deemed to include the Board of Directors of any such subsidiary.

2.Except as expressly amended herein, the Option agreement remains unchanged and continues in full force and effect.

IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and Employee has agreed to the terms and conditions of this option amendment, all as of the date first above written.

WESTELL TECHNOLOGIES, INC.

By______________________________

________________________________
Employee Name

________________________________
Employee Signature